ZIBO BAOKAI TRADE CO. LTD.

FINANCIAL STATEMENTS (UNAUDITED)
SIX MONTHS ENDED
November 30, 2010

(Expressed in US dollars)

ZIBO BAOKAI TRADE CO. LTD.

ZIBO BAOKAI TRADE CO. LTD.
Unaudited Balance Sheet

(Expressed in US dollars)

November 30.
2010
(UNAUDITED)

Assets
Current assets
Cash and cash equivalents	$63,452
Inventory	210,341
Tax receivable	32,784
Other receivable	117,165
Total current assets	423,742

Related party receivable	408,084

Total Assets	$831,826

Liabilities and Shareholders' Equity

Current liabilities
Accounts payable and accrued liabilities	$134,926
Other payable	320,738
Related party payable	73,228
Total current liabilities	528,892

Shareholders' equity
Registered Capital	287,886
Retained earnings (deficit)	10,210
Accumulated other comprehensive income	4,838
Total shareholders' equity	302,934

Total Liabilities and Shareholders' Equity	$831,826

See accompanying notes to financial statements

ZIBO BAOKAI TRADE CO. LTD.
Unaudited Statement of Operations and Comprehensive Income

(Expressed in US dollars)

Six Months ended
November 30, 2010
(unaudited)
Sales	$-

Cost of sales	-

Gross profit	-

Operating expenses:
Selling, general and administrative	-

-

Operating income		-

Other income (expenses):
Interest income	-
Interest expenses	-
Total other income (expenses)	-

Net income before income taxes	-

Income taxes	-

Net income	-

Other comprehensive income:
Foreign currency translation adjustments	-

Total comprehensive income		$-

ZIBO BAOKAI TRADE CO. LTD.
Unaudited Statement of Cash Flows
(Expressed in US dollars)

For the six month ended
November 30, 2010
(unaudited)
Cash flow from operating activities:
Net income	$-
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Bad debt allowance	-
Changes in operating assets and liabilities:
Inventory	-
Accounts payable and accrued liabilities	-
Other payable	-
Customers' deposits	-
Taxe receivable/payable	-
Net cash provided by operating activities	-

Cash flows from investing activities:
Other receivable
Related party receivable-advance	-
Related party receivable-repayment	-
Net cash provided by (used in) investing activities

Cash flows from financing activities:
Loan from individuals	-
Due to related parties-advance
Due to related parties-repayment
Net cash provided by (used in) financing activities

Effect of exchange rate changes on cash	-

Net increase (decrease) in cash and cash equivalents	-

Cash and cash equivalents, beginning of year

Cash and cash equivalents, end of year	$

Supplemental information of cash flows
Cash paid for interest	$-
Cash paid for income taxes	$-
Non-cash Investing and Financing Activities:
Other receivable offset related party payable	$

Notes to Financial Statements
For the Six Month Period Ended November 30, 2010

1.	Nature of business:

Zibo BaoKai Trade Co., Ltd. (the ”company”) was founded in Jan 2008, located in Zibo develop zone Sibaoshan Shangzhuang Village. The Company has not established an office yet. Legal representative is Mr. Song Yihua, and registered capital is ￥2,000,000 yuan. The Company operates as a resaler and distributor of Trichlorosilane within the PRC. All of its product is purchased from Zibo Baoyun Chemical Factory and re-sold at a profit to a limited number of customers based upon a negotiated price that varies based upon market conditions.

2.	Summary of significant accounting policies:

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  The significant accounting policies are as follows:

(a)	Use of estimates:

In preparing financial statements in conformity with US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Actual results could differ from those estimates.

Significant Estimates

These financial statements include some amounts that are based on management's best estimates and judgments. The most significant estimates are bad debt and inventory allowance. It is reasonably possible that the above-mentioned estimates and others may be adjusted as more current information becomes available, and any adjustment could be significant in future reporting periods.

(b)	Cash and cash equivalents:

Cash and cash equivalents include cash on hand and demand deposits held by banks. As of May 31, 2010, $63,452 of the cash and cash equivalents were placed with banks in China. The remittance of these funds out of China is subject to exchange control restrictions imposed by the Chinese government. Deposits in banks in the PRC are not insured by any government entity or agency, and are consequently exposed to risk of loss. Management believes the probability of a bank failure, causing loss to the Company, is remote.

2.	Significant accounting policies (continued):

(c)	Allowance for doubtful accounts:

The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable and other receivable balance. We determine the allowance based on known troubled accounts, historical experience, and other currently available evidence.

(d)	Inventory:

Inventory consists of finished goods and is valued at the lower of cost or market, using the average cost method. We regularly review inventory quantities on hand, future purchase commitments with our suppliers, and the estimated utility of our inventory. If our review indicates any obsolete or idle inventory or a reduction in utility below carrying value, we reduce our inventory to a new cost basis.

(e)	Revenue recognition:

Revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the customers at the time when the products are delivered to and accepted by its customers, the price is fixed or determinable as stated on the sales contract, and collectability is reasonably assured.

(f)	Advertising expenses:

Advertising costs are expensed as incurred. The Company had no advertising costs for the years ended May 31, 2010, and 2009.

(g)	Shipping and handling costs:

All shipping and handling costs are included in selling expenses.

(h)	Accumulated other comprehensive income:

Accumulated other comprehensive income represents foreign currency translation adjustments.

(i)	Fair value of financial instruments:

The carrying amounts of the Company’s accounts receivable, other payable and payables and accrued liabilities approximated their fair value as of the balance sheet dates due to their short maturities and the interest rates currently available.

(j)	Income Taxes:

The Company accounts for income taxes under FASB ASC 740 Accounting for Income Taxes.  Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.   FASB ASC 740-10-05 Accounting for Uncertainty in Income Taxes prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. We assess the validity of our conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause us to change our judgment regarding the likelihood of a tax position’s sustainability under audit.  We have determined that there were no uncertain tax positions for the years ended May 31, 2010, and 2009.

(k)	Foreign currency transactions:

The functional currency of the Company is Renminbi (“RMB”). Assets and liabilities recorded in RMB are translated at the exchange rate on the balance sheet date. Revenue and expenses are translated at average rates of exchange prevailing during the year. Translation adjustments resulting from this process are charged or credited to Other Comprehensive Income.

3.   Activity between June 1, 2010 and November 31, 2010

There was no activity at Zibo Baokai for the six month period from June 1, 2010 -through November 30, 2010.  Zibo Baokai is a distribution company that distributes trichlorsilane
("TCS") produced by the Zibo Commerce and Trade Co. ("ZBC") located in Zibo, China. Once SunSi began performing due diligence on Zibo Baokai, ZBC no longer used Baokai as its TCS distributor pending the outcome of the due diligence. Once SunSi acquired Zibo Baokai on December 9, 2010 it also acquired exclsuive distribution rights from ZBC as part of the transactions. Subsequent to December 9, 2010, all of the TCS produced by ZBC is sold through the Zibo Baokai company which is 90% owned by Sunsi.